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                                                                    EXHIBIT 23.3



                        INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Dial Page, Inc.


We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (No. 333-19333) on Form S-3 of Nextel Communications, Inc. of our report dated February 17, 1995, with respect to the consolidated balance sheets of Dial Page, Inc. and subsidiaries as of December 31, 1993 and 1994, and the related consolidated statements of operations, stockholders'/partners' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the Form 8-K of Nextel Communications, Inc. dated February 6, 1996 and filed on February 7, 1996, as amended by Form 8-K/A filed on April 26, 1996.




                                               /s/ KPMG Peat Marwick
                                               ---------------------
                                               KPMG Peat Marwick LLP



Greenville, South Carolina
January 20, 1997